UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2003

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE

On October 29, 2003, Entrust, Inc. issued a press release announcing financial results for its fiscal quarter ended September 30, 2003. A copy of the press release was furnished as Exhibit 99 to a Current Report on Form 8-K filed by Entrust, Inc. on October 29, 2003 (the “Initial 8-K”).

On December 23, 2003, Entrust, Inc. filed Amendment No. 1 to the Initial 8-K. That amendment was filed to revise certain information contained in Entrust, Inc.’s press release announcing its third quarter results. The clarification revised the non-GAAP financial measure “operating expenses excluding restructuring charges” from the text of the press release and reclassified “amortization of purchased product rights” from “operating expenses” in Entrust, Inc.’s condensed consolidated statements of operations to “cost of revenues”.

Entrust, Inc. is hereby filing Amendment No. 2 to the Initial 8-K to clarify that (i) the non-GAAP financial measure “operating expenses excluding restructuring charges” was in fact removed from the text of the press release, (ii) there were no impairment charges recorded in Q3, 2003 and (iii) the May 2003 restructuring program is complete as of September 30, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

99	Press Release dated October 29, 2003 (furnished herewith).

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 29, 2003, Entrust, Inc. (NASDAQ: ENTU) (“Entrust”) issued a press release announcing financial results for its fiscal quarter ended September 30, 2003. A copy of Entrust’s press release is being furnished as Exhibit 99 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 12, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Entrust under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: January 20, 2004	By:	/s/ David J. Wagner

David J. Wagner Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated October 29, 2003 (furnished herewith).